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                                                                   EXHIBIT 4.4.1



                          THIRD SUPPLEMENTAL INDENTURE
                        TO INDENTURE DATED APRIL 1, 1996


         THIRD SUPPLEMENTAL INDENTURE dated as of April 22, 1998, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee to the Indenture (as such term is defined in Article I below) and CHESAPEAKE ACQUISITION CORPORATION, an Oklahoma corporation ("CAC"), CHESAPEAKE MID-CONTINENT CORP., an Oklahoma corporation ("CMCC"), ANSON GAS MARKETING, an Oklahoma general partnership ("AGM"), MID-CONTINENT GAS PIPELINE COMPANY, an Oklahoma general partnership ("MCGPC"), CHESAPEAKE MERGER CORP., an Oklahoma corporation ("CMC"), CHESAPEAKE GOTHIC CORP., an Oklahoma corporation ("CGC"), HUGOTON ENERGY CORPORATION, a Kansas corporation ("HEC"), HUGOTON EXPLORATION CORPORATION, a Kansas corporation ("HEX"), HEC TRADING COMPANY, a Texas corporation ("HECTC"), TIFFANY GATHERING, INC., a Delaware corporation ("TGI") and AMGAS CORPORATION, a Kansas corporation ("AC").

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $120,000,000 in aggregate principal amount of the Securities, the First Supplemental Indenture dated December 30, 1996, and the Second Supplemental Indenture dated December 17, 1997;

         WHEREAS, CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC are Subsidiaries of the Company;

         WHEREAS, the Board of Directors of the Company has adopted resolutions designating CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC as Restricted Subsidiaries, as that term is defined in the Indenture;

         WHEREAS, Section 10.03(a) of the Indenture provides, among other things, that the Company will cause each Subsidiary that shall become a Restricted Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms of the Indenture;

         WHEREAS, Section 10.03(b) of the Indenture provides, among other things, that a Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture which is in form and substance satisfactory to the Trustee and which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officer's Certificate that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person;



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         WHEREAS, the form and substance of this Third Supplemental Indenture are satisfactory to the Trustee;

         WHEREAS, contemporaneously herewith, there are being delivered to the Trustee executed opinions of counsel and officers' certificate's proper in form and substance;

         WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for by the Indenture; and

         WHEREAS, the execution and delivery of this Third Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors, CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC and all actions necessary to make this Third Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

         NOW, THEREFORE, BY THIS THIRD SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors, CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Third Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Third Supplemental Indenture, the following terms shall have the following meanings:

         "Indenture" means the Original Indenture, as amended by this Third Supplemental Indenture, relating to the Securities.

         "Original Indenture" means the Indenture dated as of April 1, 1996, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by: (i) that certain First Supplemental Indenture dated as of December 30, 1996 and (ii) that certain Second Supplemental Indenture dated as of December 17, 1997.




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                                   ARTICLE II

                        ADDITION OF SUBSIDIARY GUARANTOR

         SECTION 2.1 As a Subsidiary Guarantor, each of CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC hereby: (a) jointly and severally, unconditionally guarantees to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities to the extent lawful, all in accordance with the terms and subject to the limitations of the Indenture as if each of CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC had been an original party thereto; and (b) subjects each of CAC, CMCC, AGM, MCGPC, CMC, CGC, HEC, HEX, HECTC, TGI and AC to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.


                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1 This Third Supplemental Indenture is a supplemental indenture pursuant to Section 9.01 of the Indenture. Upon execution and delivery of this Third Supplemental Indenture, the terms and conditions of this Third Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Third Supplemental Indenture will control.

         SECTION 3.2 Except as they have been modified in this Third Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

         SECTION 3.3 This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4 This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.




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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                                CHESAPEAKE ENERGY CORPORATION, an
                                Oklahoma corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                UNITED STATES TRUST COMPANY OF NEW
                                YORK, a New York corporation, as Trustee

                                By  /s/ GERARD F. GANEY
                                   ---------------------------------------------
                                   Name: Gerard F. Ganey
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------

                                CHESAPEAKE ENERGY MARKETING, INC., an
                                Oklahoma Corporation


                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE ACQUISITION CORPORATION,
                                an Oklahoma corporation


                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE MID-CONTINENT CORP., an
                                Oklahoma corporation


                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President





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                                ANSON GAS MARKETING, an Oklahoma general
                                partnership

                                By    Chesapeake Mid-Continent Corp., an
                                      Oklahoma corporation, General Partner

                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                         Aubrey K. McClendon, President


                                MID-CONTINENT GAS PIPELINE COMPANY,
                                an Oklahoma general partnership

                                By    Chesapeake Mid-Continent Corp., an
                                      Oklahoma corporation, General Partner


                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                         Aubrey K. McClendon, President


                                CHESAPEAKE MERGER CORP., an Oklahoma
                                corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE GOTHIC CORP., an Oklahoma
                                corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                HUGOTON ENERGY CORPORATION, a Kansas
                                corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President




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                                HUGOTON EXPLORATION CORPORATION, a
                                Kansas corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                HEC TRADING COMPANY, a Texas corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                TIFFANY GATHERING, INC., a Delaware
                                corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                AMGAS CORPORATION, a Kansas corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                SUBSIDIARY GUARANTORS

                                CHESAPEAKE OPERATING, INC., an Oklahoma
                                corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE EXPLORATION LIMITED
                                PARTNERSHIP, an Oklahoma limited partnership

                                By Chesapeake Operating, Inc., an Oklahoma corporation, Sole General Partner

                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                         Aubrey K. McClendon,
                                         Chief Executive Officer



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                                CHESAPEAKE ENERGY LOUISIANA
                                CORPORATION, an Oklahoma corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE CANADA CORPORATION, an
                                Alberta, Canada corporation

                                By  /s/ AUBREY K. MCCLENDON
                                   ---------------------------------------------
                                   Aubrey K. McClendon, President


                                CHESAPEAKE LOUISIANA, L.P., an
                                Oklahoma limited partnership

                                By    Chesapeake Operating, Inc., an
                                      Oklahoma corporation, Sole General Partner

                                      By /s/ AUBREY K. MCCLENDON
                                        ----------------------------------------
                                         Aubrey K. McClendon,
                                         Chief Executive Officer





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